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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (DATE OF EARLIEST EVENT REPORTED) March 3, 2004



                              EVERGREEN SOLAR, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         000-31687                                        04-3242254
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(COMMISSION FILE NUMBER NO.)                   (IRS EMPLOYER IDENTIFICATION NO.)



                              259 CEDAR HILL STREET
                               MARLBORO, MA 01752
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


              Registrant's telephone number, including area code:

                                 (508) 357-2221
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                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)
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

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On March 3, 2004, Evergreen Solar, Inc. (the "Company") issued a press release regarding its financial results for the quarter and fiscal year ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

         On March 3, 2004, the Company held a conference call regarding its financial results for the quarter and fiscal year ended December 31, 2003. During that conference call, the Company's executive officers made the following statements about its results of operations and financial condition for the quarter and fiscal year ended December 31, 2003:

     o Our product revenues for the three months ended December 31, 2003 were $1.4 million, a decrease of $469,000 from $1.8 million for the same period in 2002. The decline in product revenues was primarily the result of reduced manufacturing capacity caused by interruptions to the manufacturing line to permit facilities upgrades and equipment conversions necessary for our Line 2 expansion.

     o Research revenues, which include funds we receive from government agencies for core R&D programs, were $213,000 for the fourth quarter, a decrease of $151,000 from $364,000 for the same period in 2002. The decrease in research revenues is the result of the completion of our NIST ATP contract during the quarter, which left us with one active R&D contract as compared to two in the fourth quarter of 2002.

     o Net loss for the quarter was $5.3 million, an increase of $1.6 million from the same period in 2002. The increased loss for the quarter was the result of increased SG&A and manufacturing overhead costs and lower product and R&D revenues. The increase in manufacturing overhead costs reflects increased investments in the Line 2 expansion and the write down of certain Line 1 manufacturing assets. The increased SG&A expenditures are primarily due to added staff in marketing, sales, and product development who are necessary to further develop our marketing and distribution strategies to accommodate the increased product volume from the Line 2 expansion.

     o As discussed in previous conference calls, there is a 10% compounding preferred stock dividend, payable quarterly in cash or in kind, to the Series A Convertible Preferred Shareholders. Evergreen has chosen to pay the dividend earned in 2003 in-kind and not in cash. During the fourth quarter of 2003, a non-cash charge of $696,000 was recorded for the accrual of the preferred stock dividend. Net loss attributable to common shareholders, which reflects the non-cash dividend to the Series A convertible preferred shareholders, was $5.9 million or $0.43 per share based on weighted average shares outstanding of 13.6 million. At December 31, 2003, there were approximately 15.1 million shares of common stock outstanding.

     o For the year ended December 31, 2003, product revenues were $7.7 million, an increase of $2.4 million, from $5.3 million for the year ended December 31, 2002. Because we have been capacity constrained, the increase in product revenues is the result of increased manufacturing volumes. This added production enabled us to expand our sales volume, particularly into the German market.

     o Research revenues were $1.6 million for the year ended December 31, 2003, an increase of $117,000 from $1.4 million from the same period in 2002.

     o Net loss in 2003 was $15.0 million, an increase of $1.8 million from the same period in 2002. The increase in net loss was expected and is primarily the result of higher cost of goods sold, partially offset by increased revenues, and higher SG&A expenses. The higher cost of goods sold was comprised of increased materials costs associated with our higher production volumes and increased depreciation and labor costs associated with our production expansion. Despite the absolute dollar increase in cost of goods sold, product margins improved to -99% for the year ended December 31, 2003, as compared to -134% for the same period in 2002. The higher SG&A expenditures is primarily the result of higher insurance costs, advertising and marketing programs, and professional service fees.

     o Looking at the balance sheet, at December 31, 2003, cash, cash equivalents and short-term investments totaled $20.3 million, an increase of $11.8 million from $8.5 million at December 31, 2002. The increase in cash was due to proceeds from our Series A convertible preferred stock and warrant financing consummated on May 15, 2003, partially offset by cash used for operations and capital expenses. Accounts receivable was $983,000, down from $2.8 million at December 31, 2002. As of December 31, 2003, Days Sales Outstanding (DSO) was approximately 38 days, versus approximately 152 days as of December 31, 2002. The decrease in DSO reflects a significant amount of cash receipts during the fourth quarter relating to sales made in prior quarters, combined with a decrease in product revenue in the fourth quarter from the third quarter. Net fixed assets increased to $21.5 million as of December 31, 2003, from $16.9 million at December 31, 2002. Capital expenditures were approximately $7.1 million for the year and $1.1 million for the fourth quarter and were almost entirely for equipment associated with our second manufacturing line. Depreciation expense was approximately $2.0 million for the year and $460,000 during the third quarter. In addition to the depreciation expense, there was a $513,000 net write down of 20 of our 60 single ribbon crystal growth machines during the fourth quarter to reflect their conversion into double ribbon machines.

     o Current liabilities declined slightly to $2.0 million at December 31, 2003 and included approximately $905,000 of accounts payable and $1.1 million of accrued expenses. Total stockholders' equity was $16.9 million at December 31, 2003, a reduction of $13.0 million from $29.9 million at December 31, 2002.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EVERGREEN SOLAR, INC.
                                          (Registrant)


Dated: March 8, 2003                   By:  /s/ Richard G. Chleboski
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                                           Richard G. Chleboski
                                           Chief Financial Officer, Vice
                                           President, Treasurer and Secretary